UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014

FREEPORT-McMoRan COPPER & GOLD INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 North Central Avenue
Phoenix, AZ	85004-4414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) New Executive Compensation Program

As previously reported, the Compensation Committee (the Committee) of the Board of Directors of Freeport-McMoRan Copper & Gold Inc. (FCX or the Company) has been working with its independent compensation consultant to redesign the Company’s executive compensation program. The Committee undertook a thoughtful process to consider the views of the Company’s shareholders and assess how the structure of the Company’s executive compensation program aligned with long-term shareholders’ interests and the Company’s long-term business strategy. After careful consideration, the Committee believed a comprehensive restructuring of the executive compensation program for the Company’s three top executives, who make up the Office of the Chairman, was the appropriate course of action. In developing the new compensation program, the Committee evaluated the aggregate compensation of the Company’s three top executives compared with the aggregate compensation of the three top executives of the Company’s peers and other similarly situated companies.

As part of the new executive compensation program, effective February 27, 2014, the Committee:

•	Approved a 50% reduction in the base salaries of each member of the Office of the Chairman from $2.5 million to $1.25 million, and approved a new annual incentive program and new long-term incentive program.

•	Set total target direct compensation (base salary and performance-based annual and long-term incentives) for each member of the Office of the Chairman at $7.5 million.

•	Approved amendments to the employment agreements with each of James R. Moffett, Executive Chairman, and James C. Flores, Vice Chairman of FCX and President and Chief Executive Officer of FCX’s oil and gas unit, to reflect the base salary reductions.

Richard C. Adkerson, Vice Chairman, President and Chief Executive Officer, previously agreed to terminate his employment agreement in December 2013, which was previously reported on a Form 8-K filed on December 23, 2013.

New Annual Incentive Program

The Committee approved a new annual incentive program (New AIP) and also approved the metrics and performance goals applicable to the program for fiscal year 2014, which the Committee believes better targets the financial and operating performance of the Company. Under the New AIP, executives will earn annual cash awards based on FCX’s performance relative to defined goals established by the Committee each year. The target annual incentive award for each of Messrs. Moffett, Adkerson and Flores will be 100% of base salary and the target for each of Ms. Quirk and Mr. Arnold will be 175% of base salary. The annual cash incentive payments for threshold performance will start at 50% of target with maximum performance earning 200% of target, although the Committee retains the right to reduce the payment to 0% of target. Under the New AIP, for 2014 the Committee established performance goals in three categories, with each category accounting for a specific percentage of the target award as follows:

Performance Category	Performance Metrics	Weighting

Financial	Operating Cash Flow Excluding Working Capital Changes	50.0%

Operational	Copper Production Volumes	17.5%
	Oil Equivalents Production Volumes	7.5%

Safety and Environmental/Social Responsibility	Safety (Reportable Rate) Environmental & Social Responsibility (Scorecard)	15.0% 10.0%

Each performance metric will be evaluated against a target goal, with payout levels defined for threshold (70% of the target goal), target and maximum (130% of the target goal) levels of performance. If performance falls within these factors, a sliding scale will be used to determine the appropriate payout.

New Long-Term Incentive Program

Under the new long-term incentive program (New LTIP), the Company’s executive officers will receive grants of performance share units (PSUs) and stock options. Under the New LTIP, the aggregate grant date value of the target PSUs awarded and stock options awarded will be equal to four times base salary for the three top executives and five times base salary for the other two executives, equally split between the PSUs and stock options. The Committee previously awarded the stock options to the executives on February 4, 2014, and awarded the PSUs effective February 27, 2014.

The PSUs will vest after a three year performance period based on FCX’s total shareholder return compared to the total shareholder return of a group of peer companies. The performance period for the PSUs granted in 2014 is January 1, 2014 through December 31, 2016. The executives will earn between 0% and 200% of the target PSU award based on FCX’s rank compared to the peer companies; provided, however, that if FCX’s total shareholder return is equal to or less than 0%, the maximum that can be earned is 100% of the target award. As in the past, stock options will vest ratably over a four-year period. The future value of the stock options will be solely dependent on an increase in the Company’s stock price from the grant date.

This description of the PSU awards is qualified in its entirety by the terms of the Form of Performance Share Unit Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Amendments to Employment Agreements

On February 27, 2014, FCX amended the employment agreements with each of Mr. Moffett and Mr. Flores. The amendment to Mr. Moffett’s employment agreement reflects a 50% reduction in his base salary from $2.5 million to $1.25 million effective February 1, 2014. Mr. Flores’ employment agreement, which the Company assumed in connection with the May 31, 2013 acquisition of Plains Exploration & Production Company, was also amended to reflect a 50% base salary reduction to $1.25 million effective February 1, 2014. Mr. Flores’ employment agreement was also amended to eliminate all tax gross-ups and to eliminate the provision providing for a payout of three times the sum of salary and target annual bonus upon death or disability. In addition, the amendment removed the daily automatic renewal provision resulting in Mr. Flores’s agreement now having a five-year term ending in February 2019, subject to one-year extensions unless the Committee provides prior notice that it does wish to extend the term.

This description of the employment agreement amendments is qualified in its entirety by the terms of the amendments, which are attached as Exhibits 10.2 and 10.3 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits to this current report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By:	/s/ C. Donald Whitmire, Jr.
C. Donald Whitmire, Jr. Vice President and Controller - Financial Reporting (authorized signatory and Principal Accounting Officer)

Date: March 3, 2014

Exhibit Index

Exhibit Number

10.1	Form of Performance Share Unit Agreement

10.2	Letter Agreement dated February 27, 2014, between Freeport-McMoRan Copper & Gold Inc. and James R. Moffett

10.3	Amended and Restated Employment Agreement dated February 27, 2014, between Freeport-McMoRan Copper & Gold Inc. and James C. Flores